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                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
        (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
                               UNITED STATES CODE)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the "Act"), I, James A. Ajello, Chairman of the Benefits Committee of Reliant Resources, Inc. (the "Company"), hereby certify, to the best of my knowledge:

     (a) the Reliant Resources, Inc. Savings Plan's Annual Report on Form 11-K for the period beginning February 1, 2002 (date of inception) through December 31, 2002 (the "Report"), fully complies with the requirements of Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

     (b) the information contained in the Report fairly presents, in all material respects, the net assets available for plan benefits, and the changes in net assets available for plan benefits of the Reliant Resources, Inc. Savings Plan for the period beginning February 1, 2002 (date of inception) through December 31, 2002.

Date:  June 27, 2003                        /s/ James A. Ajello
                                     --------------------------------
                                               James A. Ajello
                                     Chairman of the Benefits Committee of
                                    Reliant Resources, Inc., Plan Administrator

      The foregoing Certification is being furnished solely pursuant to Section 906 of the Act and is not being filed as part of the Report or as a separate disclosure document.

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.